SERVICER COMPLIANCE STATEMENT (ITEM 1123)

                         HSBC MORTGAGE CORPORATION (USA)

RE: THE ISSUING  ENTITIES LISTED ON EXHIBIT A HERETO (THE "ISSUING  ENTITY")

The undersigned, a duly authorized officer of HSBC Mortgage Corporation (USA) as servicer (the "Servicer") pursuant to the applicable servicing agreement, does hereby certify that:

1. A review of the Servicer's activities during the period covered by each relevant Issuing Entity's report on Form 10-K and of the Servicer's performance under the applicable servicing agreement has been made under my supervision.

2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the applicable servicing agreement in all material respects throughout such period.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 1st day of March 2007.


HSBC MORTGAGE CORPORATION (USA)


By: /s/ Michael T. Stilb
    Name: Michael T. Stilb
    Title: Senior Vice President


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EXHIBIT A

                      RALI SERIES 2006-QS13 TRUST
                      RALI SERIES 2006-QS14 TRUST
                      RFMSI SERIES 2006-S1 TRUST
                      RFMSI SERIES 2006-S7 TRUST


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